UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 19, 2013

Commission File Number: 333-188927

CHC Helicopter S.A.

(Exact name of registrant as specified in its charter)

Luxembourg	N/A
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

4740 Agar Drive

Richmond, BC V7B 1A3, Canada

(Address of principal executive offices, zip code)

(604) 276-7500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On September 19, 2013, CHC Group Ltd., an indirect parent of CHC Helicopter S.A., issued a press release announcing it has filed a registration statement with the Securities and Exchange Commission that has not become effective for a proposed initial public offering of its ordinary shares. A copy of this press release is attached as Exhibit 99.1.

The ordinary shares may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective.

The press release by CHC Group Ltd. was for informational purposes only, did not and does not constitute an offer to sell or the solicitation of an offer to buy, nor will there be any sale of such securities in any state in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

The ordinary shares being offered by CHC Group Ltd. have not been approved or disapproved by any regulatory authority, nor has any such authority passed upon the accuracy or adequacy of the registration statement, or the prospectus that it contains.

Cautionary Note on Forward-Looking Statements

The press release contains forward-looking statements, including statements relating to CHC Group Ltd.’s expectations regarding the completion and timing of the proposed initial public offering. These statements are subject to significant risks and uncertainties, and actual results could differ materially from those projected. These risks and uncertainties include, without limitation, risks and uncertainties related to market conditions and satisfaction of customary closing conditions related to the public offerings. There can be no assurance that CHC Group Ltd. will be able to complete an initial public offering. Additional risks and uncertainties relating to CHC Group Ltd. and its business can be found in the “Risk Factors” section of the prospectus related to the proposed offering, contained in the registration statement filed with the SEC. Neither of CHC Helicopter S.A. or CHC Group Ltd. undertakes no duty or obligation to update any forward-looking statements contained in the press release as a result of new information, future events or changes in either CHC Helicopter’s or CHC Group Ltd.’s expectations.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibit is attached to this Current Report on Form 8-K:

Exhibit Number	Description

99.1	Press Release dated September 19, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CHC Helicopter S.A.

By:	/s/ Russ Hill
Name:	Russ Hill
Title:	Authorized Signatory

Date: September 20, 2013